NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2016 Q4 Diluted EPS of $(0.04) and Adjusted Diluted EPS of $0.31;
Provides 2017 Financial Outlook

TAMPA, Fla., February 17, 2017 - Bloomin’ Brands, Inc. (Nasdaq:BLMN) today reported results for the fourth quarter (“Q4 2016”) and fiscal year ended December 25, 2016 (“Fiscal Year 2016”) compared to the fourth quarter (“Q4 2015”) and fiscal year ended December 27, 2015 (“Fiscal Year 2015”).

Highlights for Q4 2016 include the following:

•	Repurchased 1.8 million shares of common stock for a total of $35 million;

•	Reported combined U.S. comparable restaurant sales down 3.5%;

•	Reported comparable restaurant sales for Outback Steakhouse in Brazil up 6.1%; and

•	Opened 16 new restaurants, including ten in international markets.

Highlights for Fiscal Year 2016 include the following:

•	Repurchased 16.6 million shares of common stock for a total of $310 million;

•	Generated $560 million in gross sale-leaseback proceeds;

•	Reported combined U.S. comparable restaurant sales down 1.9%;

•	Reported comparable restaurant sales for Outback Steakhouse in Brazil up 6.7%; and

•	Opened 42 new restaurants, including 30 in international markets.

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted (loss) earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q4			FISCAL YEAR
	2016	2015	CHANGE	2016	2015	CHANGE
Diluted (loss) earnings per share	$(0.04)	$0.14	$(0.18)	$0.37	$1.01	$(0.64)
Adjustments	0.35	0.16	0.19	0.92	0.26	0.66
Adjusted diluted earnings per share	$0.31	$0.30	$0.01	$1.29	$1.27	$0.02

___________________
See Non-GAAP Measures later in this release.

CEO Comments

“Although 2016 was a challenging year for both Bloomin’ Brands and the industry, we made real progress on our strategy to reallocate spending away from discounting toward investments to strengthen brand health, ” said Liz Smith, CEO. “We are pleased with how our brands are performing so far in 2017, particularly at Outback where we believe our investments are beginning to gain traction.”

Fourth Quarter Financial Results

(dollars in millions)	Q4 2016	Q4 2015	% Change
Total revenues	$1,004.1	$1,049.3	(4.3)%

U.S. GAAP restaurant-level operating margin	15.2%	16.1%	(0.9)%
Adjusted restaurant-level operating margin (1)	15.1%	16.5%	(1.4)%

U.S. GAAP operating income margin	(0.4)%	3.0%	(3.4)%
Adjusted operating income margin (1)	5.7%	6.0%	(0.3)%
___________________

(1)	See Non-GAAP Measures later in this release.

•
The decrease in Total revenues was primarily due to the sale of Outback Steakhouse South Korea restaurants in July 2016 and lower comparable restaurant sales, partially offset by the effect of foreign currency translation and the net benefit of new restaurant openings and closings.

•
The decrease in U.S. GAAP restaurant-level operating margin was primarily due to: (i) higher labor costs due to higher wage rates and investments in our service model, (ii) higher rent expense due to the sale-leaseback of certain properties, (iii) commodity inflation and (iv) lower traffic. These decreases were partially offset by increases in average check and productivity savings.

•
Adjusted restaurant-level operating margin excludes the impact from: (i) the write-off of deferred rent in connection with the 2017 Closure Initiative and (ii) expenses associated with certain legal and contingent matters.

•
The decrease in U.S. GAAP operating margin was primarily due to impairment charges related to the 2017 Closure Initiative and lower U.S. GAAP restaurant-level margin. These decreases were partially offset by lower incentive compensation expense.

•	Adjusted operating margin excludes the impact of our 2017 Closure Initiative and certain other adjustments. See table five later in this release for more information.

Fourth Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED DECEMBER 25, 2016	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more) (1) (2):
U.S.
Outback Steakhouse	(4.8)%
Carrabba’s Italian Grill	(2.3)%
Bonefish Grill	(1.9)%
Fleming’s Prime Steakhouse & Wine Bar	0.2%
Combined U.S.	(3.5)%

International
Outback Steakhouse - Brazil	6.1%
_________________

(1)	Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates.

(2)
Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

Sale Leaseback Initiative

In fiscal 2016, we sold 159 restaurant properties for gross proceeds of $560 million. We used a portion of these proceeds to pay down substantially all of our bridge loan, of which $28 million remains outstanding as of February 17, 2017.

Dividend Declaration and Share Repurchases

In February 2017, our Board of Directors declared a quarterly cash dividend of $0.08 per share to be paid on March 10, 2017 to all stockholders of record as of the close of business on February 27, 2017.

We repurchased 1.8 million shares of common stock in Q4 2016 for a total of $35 million. Subsequent to Q4, we have repurchased an additional 1.1 million shares of common stock through February 17, 2017 for $20 million under a rule 10b5-1 plan. As of February 17, 2017 there is $110 million remaining under our existing repurchase authorization, which expires on January 26, 2018.

2017 Closure Initiative

On February 15, 2017, we decided to close 43 underperforming restaurants. In connection with these closures, we recognized pre-tax asset impairments of $46.5 million during Q4 2016, which includes three restaurants that closed in the fourth quarter. We expect to incur charges between $16 million to $19 million in fiscal year 2017 with the majority of these expenses occurring in the first quarter.

Non-GAAP Financial Measures Update
Commencing with our results for the first fiscal quarter of 2017, when presenting non-GAAP measures we will no longer include adjustments for the following:

•	Expenses incurred in connection with our remodel program; and

•	Intangible amortization recorded as a result of the 2013 acquisition of our Brazil operations.

Although our fourth quarter and fiscal year 2016 results announced in today’s earnings release are reported in accordance with our existing methodology, we will be reporting our non-GAAP measures for all periods in fiscal year 2017 in accordance with the revised methodology. Therefore, the adjusted measures included in our Fiscal 2017 Financial Outlook table that follows are estimated based on the revised methodology.

The combined pre-tax impact of these two items to our fiscal year 2016 financial results was $6.2 million. Refer to Exhibit 99.2 to the Form 8-K furnished to the SEC today for a complete recasting of the impacted non-GAAP measures to conform with the revised methodology for fiscal years 2016, 2015 and 2014.

Fiscal 2017 Financial Outlook

The table below presents our current expectations for selected 2017 financial and operating results.

Financial Results:	Current Outlook
U.S. GAAP diluted earnings per share (1) (2)	$1.34 to $1.41

Adjusted diluted earnings per share (1) (2)	$1.40 to $1.47

U.S. GAAP and adjusted effective income tax rate (3)	25% to 26%

Other Selected Financial Data (dollars in millions, or as otherwise indicated):
Combined U.S. comparable restaurant sales	Flat to slightly down

Commodity inflation / (deflation)	Flat to (1%)

Capital expenditures	$260 - $280

Number of new system-wide restaurants	40 - 50
___________________
(1) Includes the addition of a 53rd week at the end of fiscal 2017.
(2) The primary difference between our U.S. GAAP diluted earnings per share outlook and our adjusted diluted earnings per share outlook is between $16 million and $19 million of restaurant closing expenses related to the 2017 Closure Initiative.
(3) The primary difference between the U.S. GAAP and the Adjusted effective income tax rate relates to the tax impact of our 2017 Closure Initiative.

Conference Call
The Company will host a conference call today, February 17th at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (877) 407-9039, or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13653382. The replay will be available through Friday, February 24, 2017. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and establish employee incentive plans.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

In this release, we have also included forward-looking non-GAAP information under the caption “Fiscal 2017 Financial Outlook”. This information relates to our current expectations for fiscal 2017 adjusted diluted EPS and adjusted effective income tax rate. We have also provided information with respect to our expectations for the corresponding GAAP measures.

The differences between our disclosed GAAP and non-GAAP expectations are described and quantified to the extent available without unreasonable efforts under “Fiscal 2017 Financial Outlook”. However, in addition to the general cautionary language regarding all forward-looking statements included elsewhere in this release, we note that, because the items we adjust for in our non-GAAP measures may vary from period to period without correlation to our core performance, they are by nature more difficult to predict and estimate, so we cannot guarantee that additional adjustments will not occur in the remainder of the fiscal year or that they will not significantly impact our GAAP results.

For reconciliations of the non-GAAP measures used in this release, refer to tables four, five and six included later in this release.

As indicated above and in the Form 8-K we furnished to the SEC today, based on a review of our non-GAAP presentations, we have determined that, commencing with our results for the first fiscal quarter of 2017, when presenting the non-GAAP measures Adjusted income from operations and the corresponding margins, Adjusted net income and Adjusted diluted earnings per share, we will no longer adjust for expenses incurred in connection with our remodel program or intangible amortization recorded as a result of the acquisition of our Brazil operations. Although our fourth quarter and fiscal year 2016 results announced in this release (and reconciled in table five included below) are reported in accordance with our existing methodology, because we will be reporting our non-GAAP measures for all periods in fiscal 2017 in accordance with the revised methodology, the adjusted measures included in our Fiscal 2017 Financial Outlook are estimated based on the revised methodology. In order to assist investors in understanding the impact of this change and for comparability purposes, Exhibit 99.2 to the Form 8-K furnished to the SEC today contains a recasting of the impacted non-GAAP measures to conform to the revised methodology for fiscal years 2016, 2015 and 2014. In future earnings releases that report non-GAAP measures in accordance with the revised methodology, the prior comparable periods presented will be recast to conform to the revised methodology.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “2017 Closure Initiative” and “Fiscal 2017 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to preserve the value of and grow our brands; local, regional, national and international economic conditions; consumer confidence and spending patterns; the cost and availability of credit; interest rate changes; competition; consumer reaction to public health and food safety issues; government actions and policies; increases in unemployment rates and taxes; increases in labor costs; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; foreign currency exchange rates; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands, except per share data)	DECEMBER 25, 2016	DECEMBER 27, 2015	DECEMBER 25, 2016	DECEMBER 27, 2015
Revenues
Restaurant sales	$996,680	$1,042,221	$4,226,057	$4,349,921
Franchise and other revenues	7,469	7,078	26,255	27,755
Total revenues	1,004,149	1,049,299	4,252,312	4,377,676
Costs and expenses
Cost of sales	310,674	335,766	1,354,853	1,419,689
Labor and other related	289,258	293,957	1,211,250	1,205,610
Other restaurant operating	244,968	244,844	992,157	1,006,772
Depreciation and amortization	48,632	49,083	193,838	190,399
General and administrative	59,318	68,782	267,981	287,614
Provision for impaired assets and restaurant closings	55,444	24,952	104,627	36,667
Total costs and expenses	1,008,294	1,017,384	4,124,706	4,146,751
(Loss) income from operations	(4,145)	31,915	127,606	230,925
Loss on defeasance, extinguishment and modification of debt	—	(318)	(26,998)	(2,956)
Other (expense) income, net	(450)	417	1,609	(939)
Interest expense, net	(12,332)	(15,260)	(45,726)	(56,176)
(Loss) income before provision for income taxes	(16,927)	16,754	56,491	170,854
(Benefit) provision for income taxes	(14,228)	(2,263)	10,144	39,294
Net (loss) income	(2,699)	19,017	46,347	131,560
Less: net income attributable to noncontrolling interests	1,584	1,315	4,599	4,233
Net (loss) income attributable to Bloomin’ Brands	$(4,283)	$17,702	$41,748	$127,327

(Loss) earnings per share:
Basic	$(0.04)	$0.15	$0.37	$1.04
Diluted	$(0.04)	$0.14	$0.37	$1.01
Weighted average common shares outstanding:
Basic	104,867	119,398	111,381	122,352
Diluted	104,867	122,273	114,311	125,585

Cash dividends declared per common share	$0.07	$0.06	$0.28	$0.24

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
U.S. Segment	DECEMBER 25, 2016	DECEMBER 27, 2015	DECEMBER 25, 2016	DECEMBER 27, 2015
Revenues
Restaurant sales	$895,816	$926,518	$3,777,907	$3,857,162
Franchise and other revenues	4,827	5,780	19,402	22,581
Total revenues	$900,643	$932,298	$3,797,309	$3,879,743
Restaurant-level operating margin	14.5%	15.8%	15.4%	16.0%
Income from operations	$17,929	$60,795	$286,683	$348,731
Operating income margin	2.0%	6.5%	7.5%	9.0%
International Segment
Revenues
Restaurant sales	$100,864	$115,703	$448,150	$492,759
Franchise and other revenues	2,642	1,298	6,853	5,174
Total revenues	$103,506	$117,001	$455,003	$497,933
Restaurant-level operating margin	21.6%	20.0%	18.8%	19.3%
Income (loss) from operations	$8,993	$10,221	$(5,954)	$34,597
Operating income (loss) margin	8.7%	8.7%	(1.3)%	6.9%
Reconciliation of Segment Income from Operations to Consolidated Income (Loss) from Operations
Segment income (loss) from operations
U.S.	$17,929	$60,795	$286,683	$348,731
International	8,993	10,221	(5,954)	34,597
Total segment income from operations	26,922	71,016	280,729	383,328
Unallocated corporate operating expense	(31,067)	(39,101)	(153,123)	(152,403)
Total (loss) income from operations	$(4,145)	$31,915	$127,606	$230,925

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	DECEMBER 25, 2016	DECEMBER 27, 2015
Cash and cash equivalents (1)	$127,176	$132,337
Net working capital (deficit) (2)	$(432,889)	$(395,522)
Total assets	$2,642,279	$3,032,569
Total debt, net	$1,089,485	$1,316,864
Total stockholders’ equity	$195,353	$421,900
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	DECEMBER 25, 2016		DECEMBER 27, 2015
Consolidated:	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (2)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.2%	31.2%	32.2%	32.2%	1.0%
Labor and other related	29.0%	29.0%	28.2%	28.2%	(0.8)%
Other restaurant operating	24.6%	24.7%	23.5%	23.1%	(1.6)%

Restaurant-level operating margin	15.2%	15.1%	16.1%	16.5%	(1.4)%

Segments:
Restaurant-level operating margin - U.S.	14.5%	14.4%	15.8%	15.8%	(1.4)%
Restaurant-level operating margin - International	21.6%	21.5%	20.0%	20.0%	1.5%

	FISCAL YEAR ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	DECEMBER 25, 2016		DECEMBER 27, 2015
Consolidated:	U.S. GAAP	ADJUSTED (3)	U.S. GAAP	ADJUSTED (4)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.1%	32.1%	32.6%	32.6%	0.5%
Labor and other related	28.7%	28.7%	27.7%	27.8%	(0.9)%
Other restaurant operating	23.5%	23.5%	23.1%	23.1%	(0.4)%

Restaurant-level operating margin	15.8%	15.7%	16.5%	16.5%	(0.8)%

Segments:
Restaurant-level operating margin - U.S.	15.4%	15.4%	16.0%	16.0%	(0.6)%
Restaurant-level operating margin - International	18.8%	18.8%	19.3%	19.3%	(0.5)%
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(1)
Includes adjustments for the reversal of $3.2 million of deferred rent liabilities, primarily related to the 2017 Closure Initiative, partially offset by $2.3 million of legal settlement costs related to the Sears matter. The reversal of the deferred rent liabilities and the legal settlement were recorded in U.S segment Other restaurant operating. Also includes adjustments for the reversal of $0.1 million of deferred rent liabilities related to the 2017 Closure Initiative, recorded in International segment Other restaurant operating.

(2)	Includes legal settlement costs of $4.0 million, primarily related to the Cardoza litigation. The legal settlement was recorded in Other restaurant operating.

(3)
Includes adjustments for the reversal of $5.8 million of deferred rent liabilities, primarily related to the 2017 Closure Initiative and the Bonefish Restructuring partially offset by: (i) $2.3 million of legal settlement costs related to the Sears matter and (ii) losses of $0.3 million on the sale of certain properties related to our sale-leaseback initiative. The reversal of the deferred rent liabilities, legal settlement and losses on sale of certain properties were recorded in U.S segment Other restaurant operating.

(4)
Includes adjustments for the favorable resolution of payroll tax audit contingencies of $5.6 million, partially offset by legal settlement costs of $4.0 million, primarily related to the Cardoza litigation. The payroll audit adjustment was recorded in Labor and other related and the legal settlement was recorded in Other restaurant operating.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
(LOSS) INCOME FROM OPERATIONS, NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 25, 2016	DECEMBER 27, 2015	DECEMBER 25, 2016	DECEMBER 27, 2015
(Loss) income from operations	$(4,145)	$31,915	$127,606	$230,925
Operating (loss) income margin	(0.4)%	3.0%	3.0%	5.3%
Adjustments:
Restaurant impairments and closing costs (1)	44,371	24,515	45,806	33,507
Asset impairments and related costs (2)	1,449	—	44,680	746
Restaurant relocations, remodels and related costs (3)	7,758	462	11,330	3,625
Severance (4)	3,591	—	5,463	—
Purchased intangibles amortization (5)	1,044	881	3,885	4,334
Legal and contingent matters (6)	2,340	4,604	2,340	5,843
Transaction-related expenses (7)	397	229	1,910	1,294
Payroll tax audit contingency (8)	—	—	—	(5,587)
Total (loss) income from operations adjustments	60,950	30,691	115,414	43,762
Adjusted income from operations	$56,805	$62,606	$243,020	$274,687
Adjusted operating income margin	5.7%	6.0%	5.7%	6.3%

Net (loss) income attributable to Bloomin’ Brands	$(4,283)	$17,702	$41,748	$127,327
Adjustments:
Income from operations adjustments	60,950	30,691	115,414	43,762
Loss on defeasance, extinguishment and modification of debt (9)	—	318	26,998	2,956
Loss (gain) on disposal of business (10)	452	—	(1,632)	1,328
Total adjustments, before income taxes	61,402	31,009	140,780	48,046
Adjustment to provision for income taxes (8) (11)	(24,229)	(12,069)	(35,336)	(15,314)
Net adjustments	37,173	18,940	105,444	32,732
Adjusted net income	$32,890	$36,642	$147,192	$160,059

Diluted (loss) earnings per share	$(0.04)	$0.14	$0.37	$1.01
Adjusted diluted earnings per share	$0.31	$0.30	$1.29	$1.27

Basic weighted average common shares outstanding	104,867	119,398	111,381	122,352
Diluted weighted average common shares outstanding (12)	107,696	122,273	114,311	125,585
_________________

(1)	Represents expenses incurred for the 2017 Closure Initiative, Bonefish Restructuring and the International and Domestic Restaurant Closure Initiatives.

(2)
Represents asset impairment charges and related costs primarily related to: (i) the sale of Outback Steakhouse South Korea and our Puerto Rico subsidiary in 2016 and (ii) the sale of corporate aircraft in 2015.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(4)	Relates primarily to the following: (i) restructuring of certain functions and (ii) the relocation of our Fleming’s operations center to the corporate home office.

(5)	Represents intangible amortization recorded as a result of the acquisition of our Brazil operations.

(6)	Represents fees and expenses related to certain legal and contingent matters, including the Sears litigation in 2016 and the Cardoza litigation in 2015.

(7)
Relates primarily to the following: (i) costs incurred with our sale-leaseback initiative in 2016 and 2015 and (ii) costs incurred with the secondary offering of our common stock in March 2015. For the fiscal year ended December 25, 2016, includes an adjustment of $0.3 million for amortization of deferred gains related to our sale-leaseback initiative from our second fiscal quarter. Subsequent to the second quarter, based on an ongoing review of our non-GAAP presentations, we determined not to adjust for this item. We do not consider this change material to the historical periods presented.

(8)
Relates to a payroll tax audit contingency adjustment for the employer’s share of FICA taxes related to cash tips allegedly received and unreported by our employees during calendar year 2011, which is recorded in Labor and other related expenses. In addition, a deferred income tax adjustment has been recorded for the allowable income tax credits for the employer’s share of FICA taxes expected to be paid, which is included in Provision for income taxes and offsets the adjustment to Labor and other related expenses. As a result, there is no impact to Net income from this adjustment.

(9)	Relates to: (i) the amendment of the PRP Mortgage Loan and defeasance of the 2012 CMBS loan in 2016 and (ii) the refinancing of our Senior Secured Credit Facility in 2015.

(10)	Primarily relates to the sale of Outback Steakhouse South Korea in 2016 and Roy’s in 2015.

(11)
Represents income tax effect of the adjustments, on a jurisdiction basis. Included in the adjustment for fiscal year 2016 is $2.4 million for a tax obligation related to the Outback Steakhouse South Korea sale. Additionally, for fiscal year 2015, a deferred income tax adjustment has been recorded for the allowable income tax credits for the employer’s share of FICA taxes expected to be paid. See footnote 8 to this table.

(12)
Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted (loss) earnings per share for the thirteen weeks ended December 25, 2016. For adjusted diluted earnings per share, the calculation includes dilutive shares of 2,829 for the thirteen weeks ended December 25, 2016.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 25, 2016	DECEMBER 27, 2015	DECEMBER 25, 2016	DECEMBER 27, 2015
Labor and other related	$—	$—	$—	$(5,587)
Other restaurant operating	(1,070)	3,991	(3,010)	3,891
Depreciation and amortization	2,913	1,309	9,512	5,111
General and administrative	3,998	998	7,956	5,015
Provision for impaired assets and restaurant closings	55,109	24,393	100,956	35,332
Loss on defeasance, extinguishment and modification of debt	—	318	26,998	2,956
Other income (expense), net	452	—	(1,632)	1,328
Provision for income taxes	(24,229)	(12,069)	(35,336)	(15,314)
Net adjustments	$37,173	$18,940	$105,444	$32,732

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME (LOSS) FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 25, 2016	DECEMBER 27, 2015	DECEMBER 25, 2016	DECEMBER 27, 2015
Income from operations	$17,929	$60,795	$286,683	$348,731
Operating income margin	2.0%	6.5%	7.5%	9.0%
Adjustments:
Restaurant impairments and closing costs (1)	43,599	24,632	45,138	25,948
Restaurant relocations, remodels and related costs (2)	7,758	462	11,330	3,625
Legal and contingent matters (3)	2,340	—	2,340	—
Transaction-related expenses (4)	314	—	989	—
Asset impairments and related costs (5)	252	—	3,459	—
Severance (6)	—	—	1,276	—
Adjusted income from operations	$72,192	$85,889	$351,215	$378,304
Adjusted operating income margin	8.0%	9.2%	9.2%	9.8%

International Segment
(dollars in thousands)
Income (loss) from operations	$8,993	$10,221	$(5,954)	$34,597
Operating income (loss) margin	8.7%	8.7%	(1.3)%	6.9%
Adjustments:
Asset impairments and related costs (7)	1,198	—	41,221	—
Purchased intangibles amortization (8)	1,044	882	3,885	4,335
Restaurant impairments and closing costs (9)	771	(118)	668	7,558
Transaction-related expenses (10)	—	—	161	—
Adjusted income from operations	$12,006	$10,985	$39,981	$46,490
Adjusted operating income margin	11.6%	9.4%	8.8%	9.3%
_________________

(1)	Represents expenses incurred for the 2017 Closure Initiative in 2016 and the Bonefish Restructuring and Domestic Restructuring Initiative in 2015.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(3)	Represents fees and expenses related to certain legal and contingent matters, including the Sears litigation.

(4)
Relates to costs incurred with our sale-leaseback initiative, including an adjustment of $0.3 million for amortization of deferred gains related to our sale-leaseback initiative from our second fiscal quarter. Subsequent to the second quarter, based on an ongoing review of our non-GAAP presentations, we determined not to adjust for this item on a prospective basis. We do not consider this change material to the historical periods presented.

(5)	Represents asset impairment charges and related costs associated with our Puerto Rico subsidiary.

(6)	Relates primarily to the relocation of our Fleming’s operations center to the corporate home office.

(7)	Represents asset impairment charges and related costs primarily for the Outback Steakhouse South Korea sale.

(8)	Represents intangible amortization recorded as a result of the acquisition of our Brazil operations.

(9)	Represents expenses incurred primarily for the 2017 Closure Initiative in 2016 and International Restaurant Closure Initiative in 2016 and 2015.

(10)	Represents expenses incurred in connection with our sale of Outback Steakhouse South Korea.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	SEPTEMBER 25, 2016	OPENINGS	CLOSURES	OTHER	DECEMBER 25, 2016
U.S.
Outback Steakhouse
Company-owned	651	3	(2)	(2)	650
Franchised	105	1	(1)	—	105
Total	756	4	(3)	(2)	755
Carrabba’s Italian Grill
Company-owned	243	—	(1)	—	242
Franchised	2	—	—	—	2
Total	245	—	(1)	—	244
Bonefish Grill
Company-owned	204	1	(1)	—	204
Franchised	6	—	—	—	6
Total	210	1	(1)	—	210
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	67	1	—	—	68
International
Company-owned
Outback Steakhouse—Brazil (1)	81	2	—	—	83
Other	24	6	(1)	—	29
Franchised
Outback Steakhouse - South Korea	72	1	—	—	73
Other	52	1	(1)	2	54
Total	229	10	(2)	2	239
System-wide total (2)	1,507	16	(7)	—	1,516
____________________

(1)	The restaurant counts for Brazil are reported as of August 31, 2016 and November 30, 2016, respectively, to correspond with the balance sheet dates of this subsidiary.

(2)	The restaurant count as of December 25, 2016 includes 43 locations scheduled to close in connection with the 2017 Closure Initiative.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
	DECEMBER 25, 2016	DECEMBER 27, 2015	DECEMBER 25, 2016	DECEMBER 27, 2015
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1)(2):
U.S.
Outback Steakhouse	(4.8)%	(2.2)%	(2.3)%	1.8%
Carrabba’s Italian Grill	(2.3)%	(4.0)%	(2.7)%	(0.7)%
Bonefish Grill	(1.9)%	(5.4)%	(0.5)%	(3.3)%
Fleming’s Prime Steakhouse & Wine Bar	0.2%	(0.3)%	(0.2)%	1.3%
Combined U.S.	(3.5)%	(2.8)%	(1.9)%	0.5%
International
Outback Steakhouse - Brazil (3)	6.1%	7.3%	6.7%	6.3%

Traffic:
U.S.
Outback Steakhouse	(7.7)%	(4.9)%	(5.7)%	(1.5)%
Carrabba’s Italian Grill	(3.8)%	(1.9)%	(2.7)%	(0.1)%
Bonefish Grill	(5.2)%	(8.4)%	(3.7)%	(6.2)%
Fleming’s Prime Steakhouse & Wine Bar	(2.9)%	(2.6)%	(2.2)%	(0.2)%
Combined U.S.	(6.4)%	(4.6)%	(4.7)%	(1.8)%
International
Outback Steakhouse - Brazil	0.4%	(0.6)%	0.2%	0.5%

Average check per person increases (decreases) (4):
U.S.
Outback Steakhouse	2.9%	2.7%	3.4%	3.3%
Carrabba’s Italian Grill	1.5%	(2.1)%	—%	(0.6)%
Bonefish Grill	3.3%	3.0%	3.2%	2.9%
Fleming’s Prime Steakhouse & Wine Bar	3.1%	2.3%	2.0%	1.5%
Combined U.S.	2.9%	1.8%	2.8%	2.3%
International
Outback Steakhouse - Brazil	5.7%	7.8%	6.5%	6.0%
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)	Fiscal year 2015 includes $24.3 million higher restaurant sales due to a change in our fiscal year end.

(3)
Includes the trading day impact from calendar period reporting of 0.0% and 0.1% for the thirteen weeks ended December 25, 2016 and December 27, 2015, respectively and 0.0% and (0.2)% for fiscal years 2016 and 2015, respectively.

(4)	Average check per person increases (decreases) includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.